Exhibit 5.1
WOLF, BLOCK, SCHORR AND SOLIS-COHEN LLP
1650 ARCH STREET, 22ND FLOOR
PHILADELPHIA, PA 19103-2097
TELEPHONE: (215) 977-2000
FACSIMILE: (215) 977-2334
December 4, 2006
The Bon-Ton Stores, Inc.
2801 East Market Street
York, PA 17402
RE:	Registration Statement on Form S-8 Relating to The Bon-Ton Stores, Inc. Amended and Restated 2000 Stock Incentive and Performance-Based Award Plan
Ladies and Gentlemen:
     As counsel to The Bon-Ton Stores, Inc., a Pennsylvania corporation (the “Company”), we have assisted in the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to 700,000 shares of the Company’s Common Stock, $0.01 par value (the “700,000 Shares”), that may be issued under The Bon-Ton Stores, Inc. Amended and Restated 2000 Stock Incentive and Performance-Based Award Plan (the “Plan”).
     In this connection, we have examined the Company’s Articles of Incorporation and Bylaws, the Plan and such other documents and corporate records relating to the Company and the issuance of the 700,000 Shares as we have deemed appropriate. In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity with original and certified documents of all copies submitted to us as conformed, photostatic or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.
     Based upon the foregoing, it is our opinion that the 700,000 Shares are duly authorized and, when issued and sold pursuant to the terms of the Plan, will be legally issued, fully paid and non-assessable.
     We hereby expressly consent to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ WOLF, BLOCK, SCHORR AND SOLIS-COHEN LLP